Exhibit 10.1

LIMITED LIABILITY COMPANY AGREEMENT

OF

UTE ENERGY UPSTREAM HOLDINGS LLC

A DELAWARE LIMITED LIABILITY COMPANY

April 28, 2008

PREAMBLE

Ute Energy Upstream Holdings LLC, a Delaware limited liability company (the “Company”), was formed pursuant to and in accordance with the Act (defined below) on April 15, 2008.

ARTICLE I

DEFINITIONS AND TERMS

1.01 Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for the purposes of this Agreement:

“Act” means the Delaware Limited Liability Company Act, 6 Del C. §§ 18-101, et seq., as amended from time to time (or any corresponding provisions of succeeding law).

“Agreement” means this Limited Liability Company Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Assets” means, at any time, any real property and other assets owned or leased by the Company.

“Capital Contribution” means a capital contribution made by the Member pursuant to Section 3.01 or 3.02.

“Certificate” means the Certificate of Formation originally filed with the Secretary of State of Delaware to form the Company pursuant to the Act, as amended, restated, supplemented or otherwise modified from time to time.

“Company” is defined in the Preamble.

“Distributable Cash” means cash (in U.S. dollars) of the Company that the Member determines is available for distribution.

“Interest” means the ownership interest in the Company at any time, including the right of the Member to any and all benefits to which the Member may be entitled as provided in this Agreement, together with the obligations of the Member to comply with all the terms and provisions of this Agreement.

“Member” means the undersigned and any other member or members admitted to the Company in accordance with this Agreement, the interests of each of which are set forth on Exhibit A.

“Person” has the meaning set forth in the Act.

1.02 Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections and Exhibits shall be deemed to be references to Articles and Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. The words “include,” includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

ARTICLE II

FORMATION

2.01 Name. The name of the Company shall be as set forth in the Certificate. All business of the Company shall be conducted under such name and title to all property, real, personal, or mixed, owned by or leased to the Company shall be held in such name. Notwithstanding the preceding sentence, the Member may change the name of the Company or adopt such trade or fictitious names as it may determine.

2.02 Term. The term of the Company shall continue until terminated as provided in Article VIII.

2.03 Principal Place of Business. The principal place of business of the Company shall be located at 7074 East 900 South, Ft. Duchense, Utah 84026. The Member may establish other offices at other locations.

2.04 Agent for Service of Process. The registered agent of the Company upon whom process against it may be served, and the address of such agent within the State of Delaware, is as set forth in the Certificate.

2.05 Purposes of the Company. The Company has been organized to engage in any lawful act or activity for which a Delaware limited liability company may be formed.

ARTICLE III

CAPITAL CONTRIBUTIONS

3.01 Capital Contribution. The Member may contribute cash or other property to the Company as it shall decide (in its sole discretion), from time to time.

3.02 Additional Capital Contributions. If at any time the Member shall desire (in its sole discretion) to contribute additional funds or property to the Company, the Member may make additional Capital Contributions.

3.03 Limitation on Liability. Except as required by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

3.04 Withdrawal of Capital; Interest. The Member may not withdraw capital or receive any distributions, except as specifically provided herein. No interest shall be paid by the Company on any Capital Contributions.

ARTICLE IV

DISTRIBUTIONS

4.01 Distributions. Except as otherwise provided in the Act, all Distributable Cash shall be distributed to the Member, or distributions in kind may be made to the Member at such times as the Member shall determine.

ARTICLE V

BOOKS AND RECORDS

5.01 Books and Records. The Company shall keep or cause to be kept complete and accurate books of account and records that shall reflect all transactions and other matters and include all documents and other materials with respect to the Company’s business that are usually entered into and maintained by Persons engaged in similar businesses. All Company financial statements shall be accurate in all material respects, shall fairly present the financial position of the Company and the results of its operations and Distributable Cash and transactions in its reserve accounts, and shall be prepared in accordance with generally accepted accounting principles, subject, in the case of quarterly statements, to year-end adjustments. The books of the Company shall at all times be maintained at the principal office of the Company or at such other location as the Member decides.

ARTICLE VI

MANAGEMENT OF THE COMPANY

6.01 Management. The management of the Company shall be under the direction of the Member, who may, from time to time, designate one or more persons to be officers of the Company, with such titles and powers as the Member may determine.

ARTICLE VII

TRANSFERS OF INTERESTS

7.01 Transfers. The Member may, directly or indirectly, sell, assign, transfer, pledge, hypothecate or otherwise dispose of all or any part of its Interest. Any Person acquiring the Member’s Interest shall be admitted to the Company as a substituted Member with no further action being required on the part of the Member.

ARTICLE VIII

DISSOLUTION AND TERMINATION

8.01 Dissolution. The Company shall be dissolved and its business wound up upon the decision made at any time by the Member to dissolve the Company, or upon the occurrence of any event of dissolution under the Act.

8.02 Liquidation. Upon dissolution, the Company’s business shall be liquidated in an orderly manner. The Member shall wind up the affairs of the Company pursuant to this Agreement and in accordance with the Act, including, without limitation, Section 18-804 thereof.

8.03 Distribution of Property. If in the discretion of the Member it becomes necessary to make a distribution of Company property in kind in connection with the liquidation of the Company, such property shall be transferred and conveyed to the Member.

ARTICLE IX

INDEMNIFICATION

9.01 General. Except to the extent expressly prohibited by the Act, the Company shall indemnify each Person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such Person or such Person’s testator or intestate is or was a member or officer of the Company (or a representative thereof), against judgments, fines (including excise taxes assessed on a Person with respect to an employee benefit plan), penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with such action or proceeding, or any appeal therefrom; provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such Person establishes that his conduct did not meet the then applicable minimum statutory standards of conduct; and provided, further, that no such indemnification shall be required in connection with any settlement or other non-adjudicated disposition of any threatened or pending action or proceeding unless the Company has given its prior consent to such settlement or such other disposition, which consent shall not be unreasonably withheld.

9.02 Reimbursement. The Company shall advance or promptly reimburse, upon request, any Person entitled to indemnification hereunder for all expenses, including attorneys’ fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such Person (in form and substance satisfactory to the Company) to repay such amount if such Person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such Person is entitled; provided that such Person shall cooperate in good faith with any request by the Company that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential conflicts of interest between or among such parties; and provided, further, that the Company shall only advance attorneys’ fees in respect of legal counsel approved by the Company, such approval not to be unreasonably withheld.

9.03 Availability. The right to indemnification and advancement of expenses under this provision is intended to be retroactive and shall be available with respect to any action or proceeding which relates to events prior to the effective date of this provision.

9.04 Indemnification Agreement. The Company is authorized to enter into agreements with any of its members or officers extending rights to indemnification and advancement of expenses to such Person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of such Person pursuant to this provision.

9.05 Enforceability. In case any provision in this Article IX shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provisions shall be given the fullest possible enforcement in the circumstances, it being the intention of the Company to provide indemnification and advancement of expenses to its members and officers, acting in such capacities, to the fullest extent permitted by law.

9.06 No Amendments. No amendment or repeal of this provision shall apply to or have any effect on the indemnification of, or advancement of expenses to, the Member or any officer of the Company for, or with respect to, acts or omissions of such Member or officer occurring prior to such amendment or repeal.

9.07 Not Exclusive. The foregoing shall not be exclusive of any other rights to which the Member or any officer may be entitled as a matter of law and shall not affect any rights to indemnification to which Company personnel other than the Member or officers may be entitled by contract or otherwise.

ARTICLE X

MISCELLANEOUS

10.01 Amendments and Consents. This Agreement may be modified or amended only by the Member.

10.02 Benefits of Agreement. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or the Member.

10.03 Integration. This Agreement constitutes the entire agreement pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements in connection therewith. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

10.04 Headings. The titles of Articles and Sections of this Agreement are for convenience only and shall not be interpreted to limit or amplify the provisions of this Agreement.

10.05 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument, which may be sufficiently evidenced by one counterpart.

10.06 Severability. Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

10.07 Applicable Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware, without regard to its conflict of law principles.

[The next page is the signature page.]

IN WITNESS WHEREOF, this Limited Liability Company Agreement has been duly executed as of the date first written above.

Ute Energy LLC

By:	/s/ Robert E. Ogle
Name:	Robert E. Ogle
Title:	Chief Financial Officer

LIMITED LIABILITY COMPANY AGREEMENT OF

UTE ENERGY UPSTREAM HOLDINGS LLC

SIGNATURE PAGE

Exhibit A

Interests

Member	Percentage Interest
Ute Energy LLC PO Box 789 Ft. Duchense, UT 84026	100%

A-1